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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-                        on Form S-3 of our reports dated June 28, 2006, relating to the consolidated financial statements of Valence Technology, Inc. (which report expressed an unqualified opinion on the consolidated financial statements and included an explanatory paragraph concerning substantial doubt about the Company's ability to continue as a going concern on those consolidated financial statements) appearing in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

___________________________________

Austin, Texas
January 11, 2008

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTED PUBLIC ACCOUNTING FIRM